Exhibit 99.1

                    American Retirement Corporation
      Completes Financing for Austin, Texas Community Expansion

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Sept. 28, 2005--American Retirement Corporation (NYSE: ACR), a leading national provider of senior living housing and care, announced that it had entered into a $21 million construction loan with GMAC Commercial Mortgage Bank in order to finance the expansion of one of its communities in Austin, Texas. The expansion involves the development of a 99-bed skilled nursing facility ("SNF") that will be integrated into the community.
    The Company will add the 99-bed SNF expansion to its existing successful free-standing assisted living community, The Summit at Lakeway. The expansion is part of its master development plan for the community, which ultimately envisions a fully-integrated entry-fee CCRC. The master plan includes the current AL (58 AL units and 15 Alzheimer's units), a phased entry-fee independent living component (beginning with approximately 200 units/villas and growing to an estimated 478 units), and the recently initiated 99-bed SNF. The SNF building will be built adjacent to the current AL building on the 5 acre parcel currently owned by the Company. The Company has options to purchase two parcels of land - an additional 42 acres across the street and additional acres adjacent to the existing AL - where the independent living units will be built.
    "We have operated successfully in the Austin area for over 10 years with one highly-regarded CCRC and 2 very successful AL's," said Bill Sheriff, Chairman, President and CEO of American Retirement Corporation. "Located in Lakeway, Texas, a fast-growing suburb of Austin, the campus for this development is located in a well-established, higher end neighborhood that benefits from the rapid demographic growth of the area. It is natural that we expand our operations from a highly successful free-standing assisted living community into a full-service retirement center. We have seen the need for additional quality skilled nursing care continuing to rise to support our network as well as for growing demand in the area."

    Company Profile

    American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing and Alzheimer's care. Established in 1978, the company believes that it is a leader in the operation and management of senior living communities, including independent living communities, continuing care retirement communities, free-standing assisted living communities, and the development of specialized care programs for residents with Alzheimer's and other forms of dementia. The company's operating philosophy is to enhance the lives of seniors by striving to provide the highest quality of care and services in well-operated communities designed to improve and protect the quality of life, independence, personal freedom, privacy, spirit, and dignity of its residents. The company currently operates 68 senior living communities in 15 states, with an aggregate unit capacity of approximately 13,500 units and resident capacity of approximately 15,100. The company owns 18 communities, leases 43 communities, and manages seven communities pursuant to management agreements.

    Safe Harbor Statement

    Statements contained in this press release and statements made by or on behalf of American Retirement Corporation relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company or its management, including, without limitation, all statements regarding the Company's expectations for the future construction or development of the community. These forward-looking statements may be affected by certain risks and uncertainties, including without limitation the following:
(i) the Company's ability to maintain or increase occupancy at the Company's communities, (ii) the Company's ability to obtain the required regulatory and land use approvals for future development,
(iii) the Company's ability to successfully pre-sell entry-fee units for new developments, (iv) the risks associated with adverse market conditions of the senior housing industry and the United States economy in general, (v) the Company's ability to obtain new financing for the project and (vi) the risk factors described in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 under the caption "Risk Factors" and in the Company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.



    CONTACT: American Retirement Corporation
             Ross C. Roadman, 615-376-2412